Exhibit 99.1

Forward Industries Responds To Terence Wise's Intention To Seek Control Through A Proxy Fight

Forward has implemented a successful turnaround strategy by restructuring operations, shedding a money losing division and improving operating performance

Wise seen as seeking to increase payments to himself, not creating shareholder value

WEST PALM BEACH, Fla., June 13, 2014 /PRNewswire/ -- Forward Industries, Inc. (NASDAQ: FORD), a designer and distributor of custom carry and protective solutions, commented today on the announcement by Terence Wise, a director of Forward Industries, of his intention to nominate himself and three other hand-picked individuals for election as directors at the 2014 Annual Meeting of Shareholders of the Company (the "Annual Meeting"). Mr. Wise has published his nomination letter to the Board of Directors of the Company in which he raises a number of purported reasons for submitting his nomination.  However, Mr. Wise's past conduct may demonstrate his true intentions:

•	To gain "creeping control" of your Company without paying a premium.
•	To perpetuate and enhance the cash flows from his multi-million dollar related party arrangement, which he fears the Board may terminate.

The other members of the Board, excluding Mr. Wise and his designee Howard Morgan (the "Forward Board"), believe Mr. Wise's action is not in the best interests of the Company and its shareholders.

Director Wise expresses his "significant disappointment with the Company's chronic underperformance".

•	Forward Industries today is not at all a chronic underperformer, but a profitable consumer business with over $30 million in annual sales and significant market share in its core diabetic market.
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Present leadership engineered a difficult operating turnaround over the past two years that involved closing a retail division that Director Wise himself had actively supported.  After six years of operating losses, the Company generated an operating profit last year, due to the efforts of present leadership.

•	Director Wise now curiously criticizes strategies that have been effective and that he himself has supported as a Board member.

Director Wise states that in his view "present leadership at Forward lacks the necessary business acumen to implement a directional strategy that successfully manages current assets in order to create sales growth with sustained profitability".

•	Present leadership took a business that was losing $800K a month on average in FY12 and restructured it into a cash flow positive business in FY13.
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Since Chairman Frank LaGrange Johnson's involvement in the Company began in FY10, sales in the OEM business have grown by 63% from $19M to $31M in FY13, and after closing down the retail division the Company returned to profitability in FY13.

•	Since stabilizing the business, CEO Robert Garrett has pursued a disciplined organic and M&A growth strategy, with the support of the entire board, including Director Wise.
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Mr. Johnson, a former McKinsey Consultant turned institutional investor who has been highly acclaimed by Bloomberg, Barron's and others, has a history of creating value for shareholders, most recently as an activist board member with publicly traded 1-800-Contacts where he pushed for the closing of a money-losing division and ultimate sale of the business which resulted in a 77% increase in the price per share over an eight month period prior to the sale for approximately $350M.

For over six months, Director Wise claims he has expressed concern over a "number of questionable related-party transactions involving Mr. Johnson".

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What Director Wise omits to say is that he himself is party to a multi-million dollar related-party transaction through his wholly owned company Forward Industries (Asia-Pacific) Corporation (the "Wise Affiliate") that serves as the exclusive buying agent for the Company, which works with Mr. Wise's decades-long business partner, Jenny Yu, who owns another 5.4% of the outstanding shares, and claims not to be acting together with Mr. Wise.

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During a recent contract renegotiation Wise sought to double the amount paid to the Wise Affiliate as a fee. If he had his way, more than the entire operating profit of the Company would be paid to himself.

Director Wise asserts that he intends to share "more information on my plans for the Company and my strategy to unlock substantial value for the benefit of all shareholders".

•	Mr. Wise has never presented a competing vision for the Company other than to pursue his desire to be paid more for sourcing and receive additional representation on the Board.
•	Mr. Wise and his designee Howard Morgan have voted for every major strategic decision proposed by the full Board.
•	Mr. Wise's attempt to re-write history by claiming strategic disagreements with the Board is truly alarming.

Finally, Director Wise contends that as the largest shareholder of Forward, his "incentive for value creation incontrovertibly exceeds that of the rest of the collective Board."

•	We believe that Mr. Wise is attempting to take "creeping control" of your Company without paying a premium.
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The Board questions in whose interest Mr. Wise is really seeking "value creation." What is incontrovertible is that Mr. Wise has been paid $2.5M in fees since the beginning of his sourcing contract, an amount that is over 20% greater than the current value of his investment in the Company.

•	We question whether Mr. Wise's primary motivation since he first invested in this business has been to extract as much value for himself and his business partner through their sourcing entity.
•	Mr. Wise has much to lose if his sourcing contract with the Company were not renewed.
•	This play for control is his most direct attempt to seize and control this value for himself while the shareholders receive nothing.

We have attempted to engage in a meaningful dialogue with Director Wise in an effort to avert an expensive proxy contest.

In an effort to avoid a proxy contest, the Forward Board has held numerous discussions regarding Mr. Wise's concerns, and the Nominating and Governance Committee (the "Nominating Committee") was in the process of vetting Mr. Wise's director candidates. As disclosed by the Company on May 28, 2014, we even amended our Bylaws to extend the nomination deadline until June 27, 2014 in order to provide time for the Nominating Committee to consider Mr. Wise's nominees – one of whom was disclosed to the Company just one day prior to Mr. Wise's hurried public nomination – and to fully respond to him.

To our surprise, Mr. Wise demanded immediate action, and when his arbitrary deadline was not agreed to he submitted his nomination letter early rather than permitting the Nominating Committee reasonable time to review his nominees.

Clearly, Mr. Wise did not commence a proxy contest "as a last resort".  The record is clear: Mr. Wise wants control of the Board and more Forward money – shareholders' money – paid to his Wise Affiliate.

We are committed to maximizing value for all shareholders, not just Mr. Wise.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company's current expectations and projections about its future results, performance, prospects and opportunities.  The Company has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate" and similar expressions.  These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  No assurance can be given that the actual results will be consistent with the forward-looking statements.  Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended September 30, 2013 for information regarding risk factors that could affect the Company's results.  Except as otherwise required by Federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Incorporated in 1962, and headquartered West Palm Beach, Florida, Forward Industries is a global designer and distributor of mobile device cases and accessories. Forward's products can be viewed online at www.forwardindustries.com.

Additional Information and Where To Find It

In connection with the proxy contest initiated by Mr. Wise, the Company will be filing documents with the SEC, including the filing by the Company of a Proxy Statement.  Shareholders are urged to read the Proxy Statement for the 2014 Annual Meeting of Shareholders when it becomes available, as well as other documents filed with the SEC, because they will contain important information. The final Proxy Statement will be mailed to shareholders of the Company.  Shareholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at (www.sec.gov) or by contacting the Company at (561) 465-0030.

Participants in the Solicitation of Proxies

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company's 2014 Annual Meeting of Shareholders. Information concerning such participants is available in the Company's Proxy Statement for the 2013 Annual Meeting of Shareholders filed with the SEC on August 29, 2013. Shareholders are advised to read the Company's Proxy Statement for the 2014 Annual Meeting of Shareholders and other relevant documents when they become available, because they will contain important information. You can obtain free copies of these documents from the Company as described above.

Contact:

Forward Industries, Inc.
Robert Garrett, Jr., CEO
(212) 308-9600